EXHIBIT 10.24

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: ________________________

Conversion Price (subject to adjustment): $[80% of the IPO price]

Initial Principal Amount:$_______________

4% SECURED SUBORDINATED CONVERTIBLE NOTE DUE ____________[five years from Original Issue Date]

FOR VALUE RECEIVED, SolarMax Technology, Inc., a Nevada corporation (the “Company”) and Solarmax Renewable Energy Provider, Inc., a California corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) jointly and severally promise to pay to __or registered assigns (the “Holder”), the principal sum of $__ in five equal installments of $ __on the first, second, third, fourth and fifth anniversaries of the Original Issue Date, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 4% per annum in accordance with the provisions hereof. This Note was issued pursuant to the Exchange Agreement, as hereinafter defined. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchange Agreement and (b) the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Section 8(a)(i).

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

“Bankruptcy Event” means any of the following events: (a) the Company or the Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or the Subsidiary, (b) there is commenced against the Company or the Subsidiary any such case or proceeding that is not stayed or dismissed within 120 days after commencement, (c) the Company or the Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or the Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 120 calendar days after such appointment, (e) the Company or the Subsidiary makes a general assignment for the benefit of creditors, (f) the Company or the Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or the Subsidiary admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or the Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close for all or not less than half of a standard business day.

“Collateral” shall have the meaning set forth in Section 8(a).

“Conversion” shall have the meaning set ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof

“Event of Default” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Agreement among the Company, the Subsidiary, the Clean Energy Funding, LP, a California limited partnership (the “Partnership”), and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms pursuant to which this Note was issued.

“Exchange Agreements” shall mean agreements with limited partners of the Partnership pursuant to which the Company and the Subsidiary issued Notes.

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“Inventory” shall have the meaning set forth in Section 8(a)(ii).

“IPO Date” shall have the meaning set forth in Section 4(a).

“Nevada Courts” shall have the meaning set forth in Section 10(d).

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“Note” means this 4% Secured Convertible Note.

“Note Register” shall have the meaning set forth in Section 2.

“Notes” means this Note together with the notes issued pursuant to Exchange Agreements with other former limited partners of the Partnership pursuant to which the Company and the Subsidiary issued Notes of like tenor to this Note.

“Noteholders’ Agent” shall have the meaning set forth in Section 8(e).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Security Interest” shall have the meaning set forth in Section 8(a).

“Senior Indebtedness” shall have the meaning set forth in Section 9(h).

“Solar Energy Contracts” shall have the meaning set forth in Section 8(a)(i).

“Successor Entity” shall have the meaning set forth in Section 5(b).

“Trading Day” means a day on which the principal trading market for the Common Stock is open for trading.

“Uniform Commercial Code” shall have the meaning set forth in Section 8(c).

Section 2. Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note from the Original Issue Date at the rate of 4% per annum, payable quarterly in arrears, on the last day of each calendar quarter, with the first interest payment being due on the last day of the quarter in which the Note is issued. If any interest payment date is a day which is not a Business Day, the payment shall be made on the next day which is a Business Day. Interest shall be calculated on the basis of a 365-day year, based on the number of days elapsed. Interest will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

Section 3. Investment Representation; Note Register.

(a) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Exchange Agreement and may be transferred or exchanged only in compliance with the Exchange Agreement and applicable federal and state securities laws and regulations.

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(b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Conversion. Commencing six months from the date the Company first receives proceeds from its initial public offering (the “IPO Date”) until this Note is no longer outstanding, the principal of and, with the consent of the Company, the accrued interest on this Note shall be convertible, in whole at any time or in part from time to time, into shares of Common Stock at the option of the Holder, during the five Trading Days commencing on the first, second, third, fourth and fifth anniversaries of the Original Issue Date of the Note at any time and from time to time; provided, that if any such anniversary shall occur prior to six months from the IPO Date, this Note can be first converted in whole or in part during the five Trading Days commencing on the Trading Day following six months from the IPO Date. The Holder shall effect conversion by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of and, with the consent of the Company, interest on this Note to be converted and the date which shall be no later than the second Business Day after the date the Notice of Conversion is received by the Company (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $[ ] per share, subject to adjustment as provided in Section 5 (the “Conversion Price”).

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(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount and Accrued Interest. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus the amount of interest to be converted with the consent of the Company by (y) the Conversion Price. With the consent of the Company, unpaid interest accrued to the Conversion Date may be converted.

(ii) Delivery of Conversion Shares Upon Conversion. The Company shall deliver the Conversion Shares not later than the third Trading Day and after each Conversion Date (the “Share Delivery Date”).

(iii) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Notes and interest on this Notes, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the principal or and interest on this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares if the Conversion Shares may be made by electronic delivery.

(vi) Conversion Schedule. The Conversion Schedule will be attached to this Note and the Company shall maintain a copy of the Conversion Schedule. Absent manifest error the Conversion Schedule maintained by the Company shall be determinative.

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(d) Restrictions on Public Sale. The Conversion Shares will not be publicly saleable for a period ending on the later to occur of six months from the Conversion Date or six months from the IPO Date. In converting this Note, the Holder will acknowledge that the Conversion Shares are subject to the restrictions on public sale set forth in this Section 4(d). It shall be a condition to any transfer which is not a public sale that the purchaser agree to the provisions of this Section 4(d). Until the restrictions set forth in this Section 4(d) expire, the certificate for the Conversion Shares shall bear a legend reflecting these restrictions. The restrictions contained in this Section 4(d) shall terminate upon the closing of a Fundamental Transaction.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

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(b) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share exchange or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share exchange agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, in connection with any Fundamental Transaction, the Company may provide in the agreement relating to the Fundamental Transaction, that the Notes shall be paid in full at the closing of the transaction. The Company shall give the Holder not less than seven (7) days’ notice that the Notes shall be paid at the closing of the Fundamental Transaction, in which event, notwithstanding any other provision of this Note, this Note shall be convertible in whole or in part from and after the date of such notice until the closing of the Fundamental Transaction and, to the extent that this Note is not converted by the closing date of the Fundamental Transaction, the Note shall be paid if payment is provided in the agreement relating to the Fundamental Transaction.

(c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

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(d) Notice of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default by the Company or the Subsidiary in the payment of principal and interest on the Note when the same is due and such failure shall continue for a period of thirty (30) days; or

(ii) the Company or the Subsidiary shall be subject to a Bankruptcy Event;

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash, and the Holder shall have the rights set forth in Section 3 of the Exchange Agreement. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Company’s and the Subsidiary’s obligations under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Prepayment. Subject to Section 9, the Company shall have the right to prepay the Notes at any time on not less than 15 days’ notice to the Holder, provided, that the date for prepayment shall not be earlier than six months from the IPO Date. The notice shall set forth the date of the prepayment. Any prepayment shall include accrued and unpaid interest, if any, to the date of prepayment. Notwithstanding any other provision of this Note, including Section 4(a), the Holder shall have the right to convert this Note, in whole or in party, commencing on the date of the notice of prepayment pursuant to this Section 7 and shall continue until 5:30 P.M., California time, on the date prior to the date set for prepayment, at which time the right to convert shall terminate.

Section 8. Security Interest.

(a) As a security for the payment and performance of all debts, liabilities and obligations of SREP and SolarMax pursuant to this Note, SREP has granted, pursuant to the Exchange Agreement, a security interest (the “Security Interest”) in all of its right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (collectively, “Collateral”):

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(i) Accounts: All present and future accounts, accounts receivable and other rights of SREP to payment for the sale or lease of goods or the rendition of services, including without limitation all SREP’s installment sales contracts with its commercial and residential customers for the sale or lease of solar energy systems provided by SREP (collectively, “Solar Energy Contracts”) whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, including, without limitation, accounts arising under any contracts (collectively, “Accounts”);

(ii) Inventory: All of SREP’s present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such SREP and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of SREP’s business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in SREP’s business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above (collectively, “Inventory”).

(b) The Parties understand that the Collateral is the same as the collateral securing the SREP Note and the Notes issued to other former limited partners of the Partnership pursuant to Exchange Agreements.

(c) If an Event of Default shall occur and be continuing, subject to Section 9, the Holder may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of California or any other relevant jurisdiction at that time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral).

(d) SREP shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from its current address without at least seven (7) days prior notice to the Noteholder.

(e) If an Event of Default shall occur and be continuing under this Note, SREP hereby irrevocably constitutes and appoints such person (the “Noteholders’ Agent”)as may be designated by the holders of SolarMax Notes holding at least 50.1% of the then outstanding principal amount of SolarMax Notes, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of SREP and in the name of SREP or in its own name, from time to time at the Noteholders’ Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Noteholders’ Agent the power and right, on behalf of SREP, subject to the rights of the holders of Senior Indebtedness in the Collateral, without notice to or assent by SREP to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of SREP, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments (as defined in the UCC) that may constitute Collateral for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Noteholders’ Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

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(ii) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral;

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Noteholders’ Agent or as the Noteholders’ Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against SREP with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as the Noteholders’ Agent may deem appropriate and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Noteholders’ Agent were the absolute owner thereof for all purposes; and

(iv) to do, at the Noteholders’ Agent’s option and SREP’s expense, at any time, or from time to time, all acts and things which the Noteholders’ Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the security interest therein in order to effect the intent of this Agreement, all as fully and effectively as SREP might do.

(f) After any Event of Default shall have occurred and while such Event of Default is continuing and subject to the rights of the holders of Senior Indebtedness,:

(i) The Noteholders’ Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, SREP expressly agrees that in any such event Noteholders’ Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon SREP or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral use any trademark, copyright, or process used or owned by SREP and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at the Noteholders’ Agent’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. SREP further agrees, at the Noteholders’ Agent’s request, to assemble the Collateral and make it available to the Noteholders’ Agent at places which the Noteholders’ Agent shall reasonably select, whether at SREP’s premises or elsewhere; it being understood that, because of the size of the Collateral, the Collateral may be assembled at SREP’s premises. The Noteholders’ Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 3(e)(i), with the Company and SREP remaining jointly and severally liable for any deficiency remaining unpaid after such application. SREP agrees that the Noteholders’ Agent need not give more than twenty (20) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

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(ii) SREP also agrees to pay all reasonable fees, costs and expenses of the Noteholders’ Agent, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(iii) SREP hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(g) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Noteholders’ Agent, subject to the rights of the holders of Senior Indebtedness, in the following order of priorities:

(i) First, to the Noteholders’ Agent in an amount sufficient to pay in full the reasonable costs incurred in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Noteholders’ Agent in connection therewith, including, without limitation, attorneys’ fees; provided that SREP shall not pay the fees of more than one firm of attorneys representing all creditors with a security interest in the Collateral;

(ii) Second, to the holders of all debt secured by the Collateral in an amount equal to the then unpaid secured obligations of SREP to the such creditors with respect to their respective secured debt obligations such payments to be made in accordance with the applicable provisions of the UCC; and

(iii) Finally, upon payment in full of the obligations to such creditors, including the Noteholder, to SREP or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

Section 9. Subordination.

(a) Agreement of Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by the Holder’s acceptance of this Note likewise covenants and agrees, that the payment of the principal of and interest on this Note and the exercise by the Holder of the Holder’s rights under Section 8 of this Note, is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, as hereinafter defined. The provisions of this Section 9 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them and their successors and assigns may proceed to enforce such provisions.

(b) -Company Not to Make Payments with Respect to Note in Certain Circumstances.

(i) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium, if any, and interest thereon and all obligations of the Company with respect to such Senior Indebtedness shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note; provided, however, that nothing in this Section 9 shall impair or otherwise affect the right and ability of the Company to issue Conversion Shares upon conversion of the this Note pursuant to Section 4 of this Note.

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(ii) Upon the happening of an event of default with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of or premium, if any, or interest on such Senior Indebtedness, upon written notice thereof given to the Company by the holder or holders of such Senior Indebtedness or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note.

(iii) In the event that, notwithstanding the provision of this Section 9(b), the Company shall make any payment to the Holder on account of the principal of or interest on this Note after the happening of a default in payment of the principal of or premium, if any, or interest on, Senior Indebtedness or after receipt by the Company of written notice of an event of default with respect to any Senior Indebtedness and after written notice of such default or event of default is given by the Company to the holder, then unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c) Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) The holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon and all obligations of the Company with respect to such Senior Indebtedness before the Registered Holder is entitled to receive any payment on account of the principal of or interest on this Note (other than payment of shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding); and

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(ii) Any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities (other than Common Stock or equity of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), to which the Holder would be entitled except for the provisions of Section 4 and this Section 9, shall be paid by the liquidating trustee or agent or other person making such payment of distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

(iii) In the event that notwithstanding the foregoing provision of this Section 9, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Common Stock or equity of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), shall be received by the Holder on account of principal of or interest on this Note before all Senior Indebtedness is paid in full or effective provision made for its payment or distribution, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

(d) Holder to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and, for the purpose of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder by virtue of this Section 9 which otherwise would have been made to the holders of this Note shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 9 are, and are intended solely, for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

(e) -Obligation of the Company Unconditional. Nothing contained in this Section 9 or elsewhere in this Note is intended to or shall impair as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 9, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

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(f) -Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(g) Limitation of Exercise of Rights under Section 8. At any time when Senior Indebtedness is outstanding, if any holder of Senior Indebtedness shall have a security interest in the Collateral, the Holder shall not exercise any rights under Section 8 of this Note with respect to the Collateral without the consent of the holder(s) of the Senior Indebtedness, it being understood that the holders of the Senior Indebtedness who have a security interest in the Collateral shall have the right to control the exercise or non-exercise of all rights granted to holders of security interests in the Collateral.

(h) -Definition of Senior Indebtedness. The term “Senior Indebtedness” is defined to mean the principal of and premium, if any, and interest on the following: (i) all indebtedness and obligations (other than the Notes) that are created, assumed or guaranteed by the Company, whether before or after the issuance of the Notes, that are (A) for money borrowed or (B) secured by purchase money mortgages or other similar security interests given by the Company or any subsidiary on real or personal property, (ii) all obligations of the Company, whether existing on or after the issuance of the Notes, as lessee under a lease of real or personal property, which in accordance with generally accepted accounting principles have been capitalized, unless, with respect to any indebtedness or obligations described in clause (i) or (ii) of this Section 9(h), the instrument creating or evidencing such indebtedness expressly provides that such indebtedness is not superior in right of payment of the Notes, (iii) all indebtedness or obligations of a kind not described in said clause (i) or (ii) which were incurred or guaranteed by the Company in connection with the acquisition of an existing business or assets, whether by means of a merger, consolidation, stock acquisition or acquisition of all or part of the assets of a corporation, partnership, limited lability company, business trust, sole proprietorship or other entity, or otherwise, and (iv) any deferrals, renewals, extensions or refundings of any of the foregoing, unless, in the case of any particular indebtedness or obligation or renewal, extension or refunding thereof, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or other obligation or such renewal, extension or refunding thereof is not superior in right of payment to this Note. Senior Indebtedness shall not include (x) indebtedness incurred for compensation to employees, or (y) other indebtedness incurred in the ordinary course of business for goods, materials, or services or any obligations of the Company under, or in respect of, leases other than as hereinbefore described. There are no restrictions on the right of the Company to incur Senior Indebtedness. Senior Indebtedness shall not include any Notes issued pursuant to Exchange Agreements or any indebtedness by the Company to the Partnership.

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(i) Right of Holder to Hold Senior Indebtedness. The Holder shall be entitled to all of the rights set forth in this Section 9 in respect of any Senior Indebtedness at any time held by the Holder to the same extent as any other holder of Senior Indebtedness, and nothing in this Section 9 or elsewhere in this Note shall be construed to deprive the Registered Holder of any of its rights as such holder.

Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 10(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email to the email address set forth in the Exchange Agreement prior to 5:30 p.m. (California time) on any date provided that transmission to the Company is acknowledged by the Company, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (California time) on any Trading Day, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company and the Subsidiary, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct joint and several debt obligation of the Company and the Subsidiary. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company and, in the case of a Note which is lost, stolen or destroyed, the Company may request indemnity and/or a bond as to the value of the Note and the Conversion Shares.

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(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of Clark in the State of Nevada (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Legal Action. If any party shall commence an action or proceeding to enforce any provisions of this Note and one party shall prevail on substantially all of the issues in dispute, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(f) Waiver. Any waiver by the Company, the Subsidiary or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

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(h) Usury Savings Clause. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(i) Remedies, Characterizations, Other Obligations, Breaches. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(l) Secured Obligation. The obligations of the Company and the Subsidiary under this Note are secured by the Collateral, pursuant to and as defined in, the Exchange Agreement.

(m) Transferability. This Note may be transferred by the holder only in accordance with the provisions of the Exchange Agreement.

IN WITNESS WHEREOF, the Company and the Subsidiary have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SOLARMAX TECHNOLOGY, INC.
By:______________________________________ Name Title: SOLARMAX RENEWABLE ENERGY PROVIDER, INC.
By:______________________________________ Name Title:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 4% Secured Convertible Note of SolarMax Technology, Inc., a Nevada corporation (the “Company”), and Solarmax Renewable Energy Provider, Inc., a California corporation, into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned confirms that the shares of Common Stock issuable upon conversion are subject to the restrictions on public sale set forth in Section 4(d) of the Note.

Conversion calculations:

Date to Effect Conversion: ___________________________________

Principal Amount of Note to be Converted: ___________________________________

Interest to be Converted: ___________________________________

Conversion Price: $3.20 (subject to adjustment as provided in this Note)

Number of shares of Common Stock to be issued (The sum of the principal amount and interest to be converted divided by the Conversion Price): ___________________________________

Signature: ___________________________________

Name: ___________________________________

Address for Delivery of Common Stock Certificates:___________________________________

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Schedule 1

CONVERSION SCHEDULE

The 4% Secured Convertible Note in the aggregate principal amount of $____________ is issued by SolarMax Technology, Inc., a Nevada corporation, and Solarmax Renewable Energy Provider, Inc., a California corporation This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Date of Conversion	Amount of Conversion (principal/interest)	Principal Amount Remaining Subsequent to Conversion	Company Attest

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